Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:

Allen Egner, VP Finance and Treasurer

Telephone: (302) 792-5400

E-mail: aegner@claymontsteel.com

Claymont Steel Holdings, Inc. Announces Proposed Refinancing;

Update on Status of DNREC Secretary’s Order

CLAYMONT, DE – February 5, 2007. Claymont Steel Holdings, Inc. (Nasdaq: PLTE) announced today that it intends to refinance its existing debt. The refinancing is designed to further reduce the Company’s cost of debt following the redemption of its 15% PIK Notes on February 1, 2007. Claymont Steel Holdings’ wholly-owned subsidiary, Claymont Steel, Inc., expects to issue $105 million aggregate principal amount of Senior Notes due 2015 (the “Notes”) and enter into a new $80 million senior secured revolving credit facility (the “Credit Facility”). The proceeds from the Notes and borrowings under the new Credit Facility would be used to redeem Claymont Steel’s outstanding Senior Secured Floating Rate Notes due 2010, which are redeemable at 103% of the outstanding principal amount thereof, plus payment of accrued and unpaid interest. The aggregate redemption price of the notes on February 28, 2007 would be approximately $186.2 million.

The credit facility is expected to consist of a five-year $60 million revolving credit facility with a $10 million letter of credit subfacility and a three-year $20 million term loan. Interest is expected to accrue on amounts outstanding under the revolving credit facility at floating rates equal to either the prime rate of interest in effect from time to time (plus .25% in certain circumstances) or LIBOR plus 1.00% to 1.75% based on the amount of availability under the revolving credit facility. Interest is expected to accrue on amounts outstanding under the term loan at floating rates equal to either the prime rate of interest in effect from time to time or LIBOR plus 2.50%.

The Notes are being offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. None of the Notes have been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The exact terms and timing of the new financing will depend on market conditions and other factors.

DNREC Order

On January 30, 2007, the Company responded to the Notice of Conciliation and Secretary’s Order received from the Delaware Department of Natural Resources and Environmental Control (“DRNEC”) in November 2006 regarding mercury emissions. The Company has proposed to implement an enhanced pollution prevention program to further reduce the amount of mercury in the feed to the electric arc furnace and to reduce the emissions of mercury. This program is required to be operational no later than December 31, 2008.

About Claymont Steel

Claymont Steel manufactures and sells custom discrete steel plate in North America. Claymont Steel’s headquarters and manufacturing facilities are located in Claymont, Delaware. More information is available at http://www.claymontsteel.com.

Forward-Looking Statements

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements of future goals and similar statements other than historical facts constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Claymont Steel’s filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Claymont Steel undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.